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                                                                    EXHIBIT 23.5


             Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
   Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 1997, relating to the consolidated financial statements and schedules of National Realty, L.P. appearing in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                        /s/ BDO Seidman, LLP


                               BDO Seidman, LLP

Dallas, Texas
December 31, 1997